Exhibit 10.19 (d)


                            EQUITABLE RESOURCES, INC.

                               Board of Directors
                         Deferred Compensation Agreement



      THIS AGREEMENT, made and executed this 15th day of December, 1998, by and between Equitable Resources, Inc., herein designated as "Equitable", and Paul Christiano, herein designated as the "Participant."


                                   WITNESSETH:

      WHEREAS, the Participant is currently a member of the Board of Directors of Equitable as a Director or an Advisory Director; and

      WHEREAS, Equitable and the Participant desire to defer all of the fees arising from the above-stated relationship.

      NOW, THEREFORE, the parties hereby agree as follows:


Section 1 - Account

      1.1) Effective 15 December 1998, the Participant herein elects to defer, under the terms of this Agreement, all compensation earned for his/her service as a Director or an Advisory Director of Equitable for the calendar year 1999.

      1.2) Equitable shall establish a bookkeeping account, hereinafter referred to as the "Account", and shall credit to the Account the amounts of the deferred fees.

      1.3) Interest shall be credited to the Account monthly. The rate of interest shall be the same as the yield for 30-day Treasury Bills applicable to the first day of such month.

Section 2 - Payment

      2.1) All amounts credited to the Account on the Participant's behalf shall be payable in one lump sum by Equitable to the Participant on _________________ (date selected by the Participant) but in no event later than sixty (60) days after the Participant ceases to be a Director or an Advisory Director of Equitable. Unless a date specific is selected by the Participant, the distribution will be made within sixty (60) days after the Participant ceases to be a Director or an Advisory Director of Equitable; provided, however, that nothing contained in this Section 2.1 shall negate the provisions of Section 2.3 below.

      2.2) In the event of the death of the Participant, such payment shall be made to the Participant's beneficiary. For purposes of the Agreement, "beneficiary" means any person(s) or trust(s) or combination of these, last designated by the Participant to receive benefits provided under this Agreement. Such designation shall be in writing filed with the Compensation Committee of the Board of Directors (the "Committee") and shall be revocable at any time through written instrument similarly filed without consent of any beneficiary. In the absence of any designation, the beneficiary shall be the Participant's spouse, if surviving, otherwise, all amounts payable hereunder shall be delivered by Equitable to the executors and administrators of the Participant's estate for administration as a part thereof.

      2.3) For financial reasons, the Participant may apply to the Committee for withdrawal from the Agreement prior to the Payment Date. Such early withdrawal shall lie within the absolute discretion of the Committee. Upon approval from the Committee, and within fifteen (15) days thereafter, the Participant will be deemed to have withdrawn from the Agreement and a distribution, in the amount necessary, will be made in a one-time payment. Amounts still payable to the Participant after the application of this Paragraph 2.3 shall be distributed pursuant to the foregoing Paragraphs of this Section 2.

Section 3 - Miscellaneous Provisions

      3.1) Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between Equitable and the Participant, his/her designated beneficiary or any other person. Any fees deferred under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of Equitable. To the extent that any person acquires a right to receive payment from Equitable under this Agreement, such right shall be no greater than the right of any unsecured general creditor of Equitable.

     3.2) The right of the Participant or any other person to the payment of deferred fees under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

      3.3) If the Committee shall find that any person to whom any payment is payable under this Agreement is unable to care for his/her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, child, a parent, or a brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine. Any such payment shall be a complete discharge of the liabilities of Equitable under this Agreement.

      3.4) Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the service of Equitable as a member of the Board of Directors.

      3.5) This Agreement shall be binding upon and inure to the benefit of Equitable, its successors and assigns and the Participant and his/her heirs, executors, administrators and legal representatives.

      3.6)  Equitable  may  terminate  this  Plan  at  any  time.   Upon  such
termination, the Committee shall dispose of any benefits of the Participant as provided in Section 2.

      Equitable may also amend the provisions of this Plan at any time; provided, however, that no amendment shall affect the rights of the Participant, or his/her beneficiaries, to the receipt of payment of benefits to the extent of any compensation deferred before the time of the amendment.

      This Agreement shall terminate when the payment due under this Agreement is made.

      3.7) This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

Section 4 - Committee

      4.1) The Committee's interpretation and construction of the Agreement, and the actions thereunder, including the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. The Committee members shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his/her own willful misconduct or lack of good faith.

      IN WITNESS WHEREOF, Equitable has caused this Agreement to be executed by its duly authorized officers and the Participant has hereunto set his/her hand as of the date first above written.



ATTEST:                       EQUITABLE RESOURCES, INC.




s/ Audrey C. Moeller           s/ M. S. Gerber
--------------------------     --------------------------------
   Vice President and             President and
   Corporate Secretary            Chief Executive Officer




WITNESS:                       (Participant)


s/ Edna L. Jackson             s/ Paul Christiano
--------------------------     --------------------------------
   Edna L. Jackson                Paul Christiano